UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 9, 2024
SILICON LABORATORIES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 West Cesar Chavez, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (512) 416-8500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SLAB	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Exchange Act of 1934. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Severance Agreements

On July 9, 2024, the Compensation Committee of the Board of Directors of Silicon Laboratories Inc. (the “Company”) approved the CEO Severance Agreement in the form attached hereto as Exhibit 10.1 with Matt Johnson and the Executive Severance Agreement in the form attached hereto as Exhibit 10.2 with Dean Butler, Robert Conrad, Brandon Tolany and Mark Mauldin. These agreements replace the CEO Severance Agreement and Executive Severance Agreements previously entered into with such individuals that were scheduled to expire on October 31, 2024. The newly approved agreements are substantially similar to such expiring agreements.

The agreements provide for the following potential payments and benefits upon a Change in Control Termination (as defined in the agreements): (a) 100% of annual base salary (200% in the case of the CEO), (b) 100% of target variable compensation for a full fiscal year (200% in the case of the CEO), (c) any actual earned bonus, commission or other short term cash incentive compensation for the fiscal year preceding the Change in Control Termination to the extent such amount has not already been paid, (d) a pro-rated portion of target variable compensation for the full fiscal year in which the Change in Control Termination occurs, (e) stock options, restricted stock, and restricted stock units shall become fully vested, (f) market stock units and performance stock units shall be vested at the greater of actual performance or 100% of the target value, and (g) a lump sum equal to the pre-tax cost of 12 months of continued COBRA coverage (24 months in the case of the CEO).

The agreements provide for the following potential payments and benefits upon a Non-CIC Termination (as defined in the agreements): (a) 100% of annual base salary, (b) 100% of target variable compensation for a full fiscal year, (c) any actual earned bonus, commission or other short term cash incentive compensation for the fiscal year preceding the Non-CIC Termination to the extent such amount has not already been paid, (d) a pro-rated portion of actual earned bonus for the full fiscal year in which the Non-CIC Termination occurs, (e) restricted stock units that would have vested within 12 months following such termination shall become fully vested, and (f) a lump sum equal to the pre-tax cost of 12 months of continued COBRA coverage.

Each of the agreements is effective until October 31, 2027. The foregoing descriptions are qualified in their entirety by the text of the agreements.
Item 9.01. Financial Statements and Exhibits
(d)Exhibits.

Exhibit No.	Description
10.1	Silicon Laboratories Inc. Form of CEO Severance Agreement
10.2	Silicon Laboratories Inc. Form of Executive Severance Agreement
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.

July 15, 2024	/s/ Dean Butler
Date	Dean Butler
Senior Vice President and
Chief Financial Officer